Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

FIRST AMENDMENT TO PROTIVA-MONSANTO SERVICES AGREEMENT

This FIRST AMENDMENT TO PROTIVA-MONSANTO SERVICES AGREEMENT (this “First Amendment”), dated as of May 22, 2015, is by and among Protiva Biotherapeutics, Inc., a British Columbia corporation and a wholly-owned subsidiary of Tekmira Pharmaceuticals Corporation, a British Columbia corporation, (“Protiva”), Protiva Agricultural Development Company Inc. (“PadCo”), a British Columbia corporation and a wholly-owned subsidiary of Protiva (the “Company”), and Monsanto Company, a Delaware corporation (“Monsanto”). Protiva, the Company and Monsanto are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties are parties to that certain Protiva-Monsanto Services Agreement, dated as of January 12, 2014 (the “Services Agreement”) pursuant to which Monsanto agreed to provide Services relating to the evaluation of Compounds and/or Formulations according to the Research Plan in in exchange for payment for such Services from Protiva; and

WHEREAS, concurrent with the execution of this First Amendment, the Parties are entering into an amendment of that certain Option Agreement dated as of January 12, 2014 (the “Third Amendment to Option Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, the Parties agree as follows:

1.	Amendment to Article 3.
(a)	Section 3.1(a) of the Services Agreement is hereby amended by restating such Section to read in its entirety as follows:
“	(a) Protiva will make the following payments to Monsanto:
(i)	[***] in research funding during Phase A of the Services as described in the Research Plan, such amount to be paid by Protiva in four equal installments, with the first such installment due within fifteen (15) days of the Effective Date, and the remaining three installments payable within fifteen (15) days of the end of the third, sixth, and ninth full month, respectively, immediately following the Effective Date, an additional [***] in research funding during either the Phase A Extension Election Period or the Phase A Extension Period (in each case, as defined in the Third Amendment to Option Agreement) of the Services as described in the Amended Research Plan, such amount to be paid by Protiva within fifteen (15) Business Days of the receipt of an invoice for such amount;
(ii)	[***] in research funding during Phase B as described in the Research Plan, if Phase B is initiated pursuant to Section 2(e)(iii) of the Option Agreement, such amount to be paid by Protiva in four equal installments, with the first such installment due within fifteen (15) days of Monsanto’s payment to Protiva of the Option Phase B Initiation Payment, and the remaining three installments payable within fifteen (15) days of the end of the third, sixth, and ninth full month, respectively, immediately following the date of such Option Phase B Initiation Payment; and

(iii)	[***] in research funding during Phase C as described in the Research Plan, if Phase C is initiated pursuant to Section 2(e)(iv) of the Option Agreement, such amount to be paid by Protiva in four equal installments, with the first such installment due within fifteen (15) days of Monsanto’s payment to Protiva of the Option Phase C Initiation Payment, and the remaining three installments payable within fifteen (15) days of the end of the third, sixth, and ninth full month, respectively, immediately following the date of such Option Phase C Initiation Payment.”
2.	Amendment to Exhibit C.

(a)                EXHIBIT C – MATERIALS TRANSFER TRANSMITTAL attached to the Services Agreement is hereby amended, restated and replaced by EXHIBIT C – MATERIALS TRANSFER TRANSMITTAL attached to this First Amendment.

3.	Miscellaneous

(a)                Definitions. For all purposes of this First Amendment, all capitalized terms not otherwise defined herein shall have the meanings given to them in the Services Agreement.

(b)               No Other Amendments. Except as set forth in this First Amendment, the Services Agreement, as modified by this First Amendment, remains in full force and effect.

(c)                Interpretation. When a reference is made in this First Amendment to an Exhibit or Section, such reference shall be to an Exhibit attached to or a Section included in the Services Agreement unless otherwise indicated. The headings contained in this First Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this First Amendment.

(d)               Counterparts. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of this First Amendment by facsimile or other electronic image scan transmission shall be effective as delivery of an original counterpart hereof.

(e)                Severability. If any one or more of the provisions contained in this First Amendment or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties will in such an instance use their reasonable best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this First Amendment.

(f)                Amendments and Waivers. Except as otherwise set forth in this First Amendment, this First Amendment may not be modified, amended or rescinded, in whole or part, except by a written instrument signed by the Parties. No delay or omission by any Party hereto in exercising any right or power occurring upon any noncompliance or default by any other Party with respect to any of the terms of this First Amendment will impair any such right or power or be construed to be a waiver thereof. A waiver by any of the Parties of any of the covenants, conditions or agreements to be performed by the other will not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

(g)               Applicable Law; Jurisdiction. This First Amendment shall be governed and interpreted in accordance with the substantive laws of the State of New York, excluding its conflicts of laws principles. In the event any action shall be brought to enforce or interpret the terms of this First Amendment, the Parties agree that such action will be brought in the State or Federal courts located in New York, New York. Each of the Parties hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this First Amendment, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by Applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this First Amendment, or the subject matter hereof, may not be enforced in or by such courts.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have caused this First Amendment to be executed and delivered as of the date first shown above.

PROTIVA Biotherapeutics, Inc.

By:
Name:
Title:

PROTIVA AGRICULTURAL DEVELOPMENT COMPANY, INC.

By:
Name:
Title:

MONSANTO COMPANY

By:
Name:	Robert M. McCarroll, Ph. D.
Title:	Vice President, Chemistry Technology

[Signature Page to First Amendment to Services Agreement]

EXHIBIT C – MATERIALS TRANSFER TRANSMITTAL

[Attached]

MATERIALS TRANSFER TRANSMITTAL

[_________] [__], 20[__]

Providing Party:

[Name]

[Address 1]

[Address 2]

Receiving Party:

[Name]

[Address 1]

[Address 2]

1.1	The following list of materials (the “Materials”) and a description of each is herewith provided by the Providing Party (named below) to the Receiving Party (named below) along with this Materials Transfer Transmittal (this “Transmittal”). These materials are being provided pursuant to the Protiva-Monsanto Services Agreement (the “Agreement”), dated as of [____], 2013, by and among Protiva Biotherapeutics, Inc., a Delaware corporation and a wholly-owned subsidiary of [Tekmira], a Canadian corporation, (“Protiva”), [AGNEW-CO], a Canadian [___] and a wholly-owned subsidiary of Protiva (“Company”), and Monsanto Company, a Delaware corporation (“Monsanto”). The Receiving Party acknowledges and agrees that the materials described herein shall be used solely in connection with the performance of the Services contemplated by the Agreement and the PadCo-Protiva Services Agreement and the licenses for such use provided by one party to the other. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

[List here the materials and a brief description of each, including a marking that materials are believed by Providing Party to be confidential information of the providing party or a third party or any combination thereof, or otherwise. Attach additional pages if needed. ]

1.2	The Receiving Party acknowledges receipt of the Materials. The Receiving Party may refuse to accept the Materials from a Providing Party by promptly returning all applicable Materials to the Providing Party without any use thereof being made and providing written notice of such return to the Providing Party.

1.3	This Transmittal shall become effective upon the date first written above and shall continue in full force and effect thereafter and be co-extensive and subject to the Agreement.

1.4	This Transmittal may only be terminated in accordance with the provisions of the Agreement. In the event that the Agreement and this Transmittal are terminated, the Receiving Party will give the Providing Party an inventory of the Materials in the Receiving Party’s possession and at the time of such termination and such remaining Materials shall be treated as specified in the Agreement.

[Note: The materials shipment should be addressed to, and receipt acknowledged by, the Receiving Party's designee by initialing or executing either (i) duplicate originals of this Transmittal or (ii) a scanned copy of this Transmittal in “PDF” or similar digital format, in either case, with a copy returned to the Providing Party to the attention of the undersigned designee of the Providing Party]

Providing Party: [NAME] By: Name: Title: Address:	Receiving Party: [NAME] By: Name: Title: Address: